FIFTH AMENDMENT TO LEASE

THIS FIFTH AMENDMENT TO LEASE ("Amendment") made as of the 2nd day of November, 2007,  by and between 111 BARCLAY ASSOCIATES ("Landlord"), sole beneficiary under CHICAGO TITLE LAND TRUST COMPANY, as successor trustee to LASALLE BANK NATIONAL ASSOCIATION, as successor trustee to AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, under Trust Agreement dated January 1, 1991 and known as Trust No. 113370-03 ("Trustee"), and BIOSANTE PHARMACEUTICALS, INC. ("Tenant").

W I T N E S S E T H:

WHEREAS, Landlord and Tenant entered into that certain Lease dated December 19, 2003, as amended by First Amendment to Lease dated February 26, 2004, as modified by Letter Amendment dated March 19, 2004 (the "Lease"), as amended by Second Amendment to Lease dated January 4, 2005, as amended by Third Amendment to Lease dated January 27, 2006, and as amended by Fourth Amendment to Lease dated March 7, 2007, which Lease demised to Tenant a portion of the 2nd floor, known as Suite 280 ("Premises") of the building known as 111 Barclay Boulevard, Lincolnshire, Illinois ("Building"); and

WHEREAS, the parties hereto desire to extend the term of the Lease and to amend the Lease in certain other respects.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the Lease is hereby further amended as follows:

1.  Extended Term.  The term of the Lease is hereby extended to March 21, 2009 on the same terms and conditions as set forth in the Lease, except as modified herein and unless sooner terminated pursuant to the terms of the Lease.

2.  Rent.  As of March 22, 2008, the Base Rent payable under the Lease shall be as follows:

Original Base Rent:

Period	Annual Base Rent	Monthly Installment
3/22/08-3/21/09	$90,113.25	$7,509.43

Extended Base Rent:

Period	Annual Base Rent	Monthly Installment
3/22/09-3/21/10	$93,513.75	$7,792.81
3/22/10-3/21/11	$96,914.25	$8,076.19

3.  Work.  Landlord shall repaint the walls of the Premises.  The cost to repaint the Premises is $7,000.00.  Landlord and Tenant shall each pay ½ of the cost, or $3,500.00; provided, however, that if Tenant fails to exercise its option to extend the term of the Lease for the second year (for clarity, 03/22/09 – 03/21/10) then Tenant shall reimburse Landlord for its share of the repainting cost, or $3,500.00.

4.  Extended Term.  Tenant shall have the right to extend the Term for all of the Premises for two (2) extension terms of one (1) year each ("Extended Term") which shall commence on the day following the expiration of the initial Term and end on the first anniversary of the Expiration Date or the expiration date of the first Extended Term, as the case may be, unless the Extended Term shall sooner terminate pursuant to any of the terms of this Lease or otherwise.  Each Extended Term shall commence only if Tenant shall have notified Landlord in writing of Tenant's exercise of such extension right not later than four and a half (4½) months prior to the Expiration Date of the initial Term or the first Extended Term, as the case may be, and at the time of the exercise of such right and immediately prior to the then Expiration Date, this Lease is in full force and effect and no Default shall have occurred and be continuing hereunder.  Time is of the essence with respect to the giving of the notice of Tenant's exercise of the extension right.  Each Extended Term shall be upon all of the agreements, terms, covenants and conditions hereof binding upon Tenant, except that (a) the Extended Base Rent shall be as provided in the Schedule of Significant Terms, (b) Landlord shall have no obligation to perform any work or make any contribution to work performed to prepare the Premises for Tenant's use, and (c) Tenant shall have no further right to extend the Term, other than in accordance with this Section 4.  Upon the exercise of each extension option by Tenant, (i) the Extended Term shall be added to and become part of the Term (but shall not be considered part of the Initial Term), (ii) any reference to "this Lease", to the "Term", the "term of this Lease" or any similar expression shall be deemed to include the Extended Term, and (iii) the expiration of each Extended Term shall become the Expiration Date.

5.  Real Estate Brokers.  Tenant represents that it has dealt with, and only with Van Vlissingen and Co., as broker in connection with this Amendment, and that, insofar as Tenant knows, no other broker negotiated this Amendment or is entitled to any commission in connection therewith.  Tenant agrees to indemnify and hold Landlord harmless from all damages, liability and expense (including reasonable attorneys' fees) arising from any claims or demands of any other broker or brokers or finders in connection with its participating with Tenant in the negotiating of this Amendment.

6.  Lease in Full Force and Effect.  Except for the provisions of this Amendment, all the terms, covenants and conditions of the Lease and all the rights and obligations of Landlord and Tenant thereunder, shall remain in full force and effect, and are not otherwise altered, amended, revised or changed.

7.  Estoppel.  Tenant and Landlord hereby each acknowledge that as of the date hereof, they have no claims arising under the Lease against the other party or its agents, or any one or more of the foregoing, and that neither knows of any default or failure on the part of the other party to keep or perform any covenant, condition or undertaking to be kept or performed by such other party under the Lease.

8.  Exculpatory Provisions.  It is expressly understood and agreed by and between the parties hereto, anything herein to the contrary notwithstanding, that each and all of the representations, warranties, covenants, undertakings and agreements herein made on the part of the Landlord while in form purporting to be the representations, warranties, covenants, undertakings, and agreements of the Landlord are nevertheless each and every one of them made and intended, not as personal representations, warranties, covenants, undertakings, and agreements by the Landlord or for the purpose or with the intention of binding the Landlord personally, but are made and intended for the purpose only of subjecting the Landlord's interest in the Building, the Land and the Premises to the terms of this Amendment and for no other purpose whatsoever, and in case of default hereunder by the Landlord (or default through, under, or by any of its agents or representatives), the Tenant shall look solely to the interests of the Landlord in the Building and Land.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed on the date first above written.

LANDLORD: 111 BARCLAY ASSOCIATES By: Van Vlissingen & Co., its authorized agent
By: /s/Charles R. Lamphere Its: President
TENANT: BIOSANTE PHARMACEUTICALS, INC.
By: /s/Phillip B. Donenberg Its: CFO